Exhibit 10.3

BONUS ELECTION AGREEMENT

This Bonus Election Agreement (“Bonus Election Agreement”) is entered into by and between Camden National Corporation (the “Company”) and                                          (“Participant”), who is an eligible employee of the Company or any of its subsidiaries, pursuant to the terms of the Company’s Management Stock Purchase Plan (the “Plan”) which is a component plan of the Camden National Corporation 2003 Stock Option and Incentive Plan. The Plan provisions are incorporated herein by reference in their entirety and supersede any conflicting provisions contained in this Bonus Election Agreement. Neither this Bonus Election Agreement nor the Plan shall be construed as giving Participant any right to continue to be employed by or perform services for the Company or any subsidiary or affiliate thereof.

1. ELECTION TO RECEIVE RESTRICTED SHARES

Participant [CHECK ONE]              is required to or              elects to receive restricted shares of the Company’s Common Stock (“Restricted Shares”) in lieu of [CHECK ONE]              10 percent or              20 percent of Participant’s annual incentive bonus which is based upon services to be performed during the calendar year specified in Section 2. Participant will be fully vested in the Restricted Shares two years after the date such Restricted Shares are awarded, provided that Participant has maintained employment with the Company or any of its subsidiaries for such two-year period.

2. ELECTION PERIOD

This election is entirely contingent on the amount of the annual incentive bonus actually awarded with respect to              and each succeeding calendar year until Participant makes a new election or revokes this election as described below. This Bonus Election Agreement must be received by the Company no later than December 31 of the calendar year prior to the calendar year during which the annual incentive bonus will be paid, or by such other time or times selected by the Administrator in its sole discretion. and will become irrevocable on such date. This Bonus Election Agreement will remain in effect for all subsequent years until Participant makes a new Bonus Election Agreement or revokes this Bonus Election Agreement.

CAMDEN NATIONAL CORPORATION	PARTICIPANT

Name:	Name:

Title:	Title:

Date Received:	Date: